UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2012 (September 12, 2012)

CARE INVESTMENT TRUST INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54474	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 12, 2012, Care Investment Trust Inc. (the “Company”) entered into a definitive purchase agreement (the “Purchase Agreement”) with Juniper Communities LLC and Juniper Partners LLC as equity sellers and Cordia Commons at Williamstown, L.P., Wellspring at Aurora General Partnership, Wellspring at Louisville Limited Partnership, Cordia Commons at Meadville LLC and Juniper Village at Forest Hills LLC as asset sellers, to acquire (through twelve wholly-owned single purpose limited liability company subsidiaries) 100% of the real estate and operating assets of seven assisted living and memory care facilities located in New Jersey, Colorado and Pennsylvania (the “Properties”) from affiliates of Juniper Communities, LLC (“Juniper”). The Properties will be acquired for an aggregate purchase price of $106.5 million (subject to adjustment).

The acquisition of the Properties is anticipated to be financed through cash on hand and non-recourse, property specific acquisition financing from Fannie Mae and the United States Department of Housing and Urban Development (“HUD”), as well as the assumption of existing non-recourse property specific financing from HUD. The Company has selected KeyBank Real Estate Capital to underwrite the agency financings. The transaction is anticipated to close in the fourth quarter of 2012.

The Purchase Agreement is subject to the fulfillment or waiver of various closing conditions, including, among other things, completion of due diligence, receipt of financing on certain agreed upon terms, the absence of a material adverse change to the Properties, obtaining certain governmental and regulatory approvals, the absence of laws, regulations or orders of a governmental body prohibiting the acquisition, the accuracy of the representations and warranties made by, and the absence of a material breach in the performance of covenants by, Juniper and the Company in the Purchase Agreement. The parties have also made customary representations, warranties and covenants in the Purchase Agreement, including among others, Juniper’s covenant not to solicit acquisition proposals or participate in discussions relating to an acquisition proposal. The Company can offer no assurances that the acquisition will close on the terms described herein, or at all.

Item 7.01	Regulation FD Disclosure.

On September 13, 2012, the Company issued a press release announcing that it had entered into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purposes, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished herewith to this Current Report on Form 8-K.

Exhibit No	Description

99.1	Press release issued by Care Investment Trust Inc. on September 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARE INVESTMENT TRUST INC.

Date: September 17, 2012	By:	/s/ Salvatore (Torey) V. Riso, Jr.
		Name:	Salvatore (Torey) V. Riso, Jr.
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press release issued by Care Investment Trust Inc. on September 13, 2012.

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